Calculation of Filing Fee Tables
F-3
TRINITY BIOTECH PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Ordinary shares, par value $0.0001 per share	415(a)(6)	675,048,580		$ 24,504,263.45			F-1	333-293717	03/03/2026	$ 3,384.04
			Total Offering Amounts:				$ 24,504,263.45		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. The ordinary shares registered hereby are evidenced by American Depositary Shares ("ADSs"). ADSs (each representing 20 ordinary shares, par value $0.0001 per share) have been registered on separate registration statements on Form F-6 filed on January 27, 2026 (File No. 333-292980). b. The registration statement also includes an indeterminate number of ordinary shares underlying the ADSs that may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. c. The registrant initially filed a registration statement on Form F-1 (File No. 333-293717) on February 25, 2026, which was declared effective on March 3, 2026 (the "Prior F-1"). That registration statement covered the resale of up to 35,282,966 ADSs, representing 705,659,320 ordinary shares. This registration statement is being filed to carry forward, pursuant to Rule 415(a)(6), only the unsold securities previously registered on that Form F-1. Of the 705,659,320 ordinary shares originally registered on the Prior F-1, 30,610,740 ordinary shares, represented by 1,530,537 ADSs have been sold by the Selling Securityholder as of the date hereof. The remaining 675,048,580 ordinary shares, represented by 33,752,429 ADSs, are the only securities being carried forward on this registration statement. No additional securities are being registered by this registration statement and no additional filing fee is due. Upon effectiveness of this registration statement, the offering under the Prior F-1 will be deemed terminated.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date